UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BGCP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of BGC Partners, Inc. (the “Company”) was held on June 25, 2019.  The following matter was voted on at the Annual Meeting:

•	The election of five directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

At the Annual Meeting, holders of Class A common stock were entitled to one vote per share, and holders of Class B common stock were entitled to 10 votes per share, and the two classes voted together as a single class on the matter submitted to a vote of stockholders.  The aggregate number of Class A and Class B votes cast for, withheld votes and broker non-votes with respect to the election of directors at the Annual Meeting are set forth below:

Proposal 1 - Election of Directors

Directors	For	Withheld	Broker Non- Votes
Howard W. Lutnick	566,635,994	52,550,672	133,374,296
Stephen T. Curwood	563,135,954	56,050,712	133,374,296
William J. Moran	560,680,645	58,506,021	133,374,296
Linda A. Bell	566,043,252	53,143,414	133,374,296
David Richards	615,041,460	4,145,206	133,374,296

The five nominees were elected to the Board of Directors and will serve as directors until the Company’s next annual meeting and until their respective successors have been duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: June 27, 2019	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman of the Board and Chief Executive Officer

[Signature Page to Form 8-K regarding action taken at the Company’s 2019

Annual Meeting of Stockholders]